EXHIBIT 99.1


                        ANNUAL SERVICER'S CERTIFICATE
                          CSX TRANSPORTATION, INC.

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                     CSX TRADE RECEIVABLES MASTER TRUST
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          The undersigned, a duly authorized representative of CSX
Transportation, Inc., as Servicer ("CSXT"), pursuant to the Pooling and Servicing Agreement dated as of December 18, 1992 (as amended and supplemented, the "Agreement") among CSX Trade Receivables Corporation, as Seller, CSX Transportation, Inc., as Servicer, and Chemical Bank, as Trustee, does hereby certify that:

              1. CSXT is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

              2. The undersigned is a Servicer Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

              3. A review of the activities of the Servicer during the calendar year ended December 31, 1996, and of its performance under the Agreement was conducted under my supervision.

              4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year, and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

              5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 1996, which sets forth in detail (i) the nature of such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:
              None.

              In WHITNESS WHEREOF, the undersigned has duly executed this certificate this 21st day of March, 1997.

                                   CSX TRANSPORTATION, INC.,
                                   Servicer


                                   By:  /s/  JOHN C. ECCLESTON
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                                        John C. Eccleston
                                        Assistant Treasurer